EXHIBIT 5.25
[Letterhead of Ballard Spahr LLP]
June 8, 2012

Reynolds Group Holdings Limited Level Nine 148 Quay Street Auckland 1140 New Zealand	Dopaco, Inc. c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, Delaware 19904

Reynolds Group Issuer Inc. c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, Delaware 19904	Graham Packaging Holdings Company c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, Delaware 19904

Reynolds Group Issuer LLC c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, Delaware 19904	Graham Recycling Company, L.P. c/o National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, Delaware 19904

Reynolds Group Issuer (Luxembourg) S.A. 6C Rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg

Re:	Registration Statement on Form F-4
Ladies and Gentlemen:
We are issuing this opinion letter in our capacity as Pennsylvania counsel to Dopaco, Inc., a Pennsylvania corporation (“Dopaco”), Graham Packaging Holdings Company, a Pennsylvania limited partnership (“GPHC”), and Graham Recycling Company, L.P., a Pennsylvania limited partnership (“Recycling” and, together with GPHC, the “LP Opinion Parties” and, collectively with Dopaco and GPHC, the “Opinion Parties”), in connection with the Opinion Parties’ guarantee under the certain Supplemental Indentures (as defined below), of certain senior notes (the “Exchange Notes”) of Reynolds Group Holdings Limited, Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg) S.A. (collectively, the “Issuers”), in connection with the exchange offer to be made pursuant to a Registration Statement on Form F-4, File No. 333-17693 (such registration statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed on November 3, 2011 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Issuers under the Exchange Notes will be guaranteed by the Opinion Parties, along with certain other guarantors.
In our capacity as Pennsylvania counsel, we have examined copies of executed originals or of counterparts of the following documents:
     (a) the Registration Statement;
     (b) the $1,125,000,000 in 7.75% Senior Secured Notes due 2016 and €450,000,000 in 7.75% Senior Secured Notes due 2016 issued by Reynolds Group DL Escrow Inc. and Reynolds Group Escrow LLC (together, the “2009 Escrow Issuers”), pursuant to an indenture dated as of November 5, 2009, among the 2009 Escrow Issuers and The Bank of New York Mellon, as trustee, principal paying agent,

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Dopaco, Inc.
Graham Packaging Holdings Company
Graham Recycling Company, L.P.
June 8, 2012

transfer agent, registrar and collateral agent and The Bank of New York Mellon, London Branch, as paying agent (as amended, supplemented or otherwise modified from time to time, the “2009 Notes Indenture”);
     (c) the $1,000,000,000 in 8.50% Senior Notes due 2018 issued by Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg) S.A. (collectively, the “2010 Issuers”), pursuant to an indenture dated as of May 4, 2010, among the Issuers and The Bank of New York Mellon, as trustee, principal paying agent, registrar and transfer agent and The Bank of New York Mellon, London Branch, as paying agent, (as amended, supplemented or otherwise modified from time to time, the “May 2010 Unsecured Notes Indenture”);
     (d) the $1,500,000,000 in 7.125% Senior Secured Notes due 2019 issued by RGHL US Escrow I LLC, RGHL US Escrow I Inc. and RGHL Escrow Issuer (Luxembourg) I S.A. (the “2010 Escrow Issuers”), pursuant to an indenture dated as of October 15, 2010, among the 2010 Escrow Issuers, The Bank of New York Mellon, as trustee, principal paying agent, registrar, transfer agent and collateral agent, The Bank of New York Mellon, London Branch, as paying agent, and Wilmington Trust (London) Limited, as additional collateral agent (as amended, supplemented or otherwise modified from time to time, the “October 2010 Secured Notes Indenture”);
     (e) the $1,500,000,000 in 9.000% Senior Notes due 2019 issued by the 2010 Escrow Issuers, pursuant to an indenture dated as of October 15, 2010, among the 2010 Escrow Issuers, The Bank of New York Mellon, as trustee, principal paying agent, registrar and transfer agent, and The Bank of New York Mellon, London Branch, as paying agent (as amended, supplemented or otherwise modified from time to time, the “October 2010 Unsecured Notes Indenture”);
     (f) the $1,000,000,000 in 6.875% Senior Secured Notes due 2021 issued by the 2010 Issuers, pursuant to an indenture dated as of February 1, 2011, among the Issuers, the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent, and The Bank of New York Mellon, London Branch, as paying agent (as amended, supplemented or otherwise modified from time to time, the “February 2011 Secured Notes Indenture”);
     (g) the $1,000,000,000 in 8.250% Senior Notes due 2021 issued by the 2010 Issuers, pursuant to an indenture dated as of February 1, 2011, among the Issuers, the Senior Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, registrar and transfer agent, and The Bank of New York Mellon, London Branch, as paying agent (as amended, supplemented or otherwise modified from time to time, the “February 2011 Unsecured Notes Indenture”);
     (h) the $1,500,000,000 in 7.875% Senior Secured Notes due 2019 issued by RGHL US Escrow II LLC and RGHL US Escrow II Inc. (the “2011 Escrow Issuers”), pursuant to an indenture dated as of August 9, 2011, among the 2011 Escrow Issuers, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, Wilmington Trust (London) limited, as additional collateral agent, and The Bank of New York Mellon, London Branch, as paying agent (the “August 2011 Secured Notes Indenture”);

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Dopaco, Inc.
Graham Packaging Holdings Company
Graham Recycling Company, L.P.
June 8, 2012

     (i) the $1,000,000,000 in 9.875% Senior Notes due 2019 issued by the 2011 Escrow Issuers, pursuant to an indenture dated as of August 9, 2011, among the 2011 Escrow Issuers, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, and The Bank of New York Mellon, London Branch, as paying agent (the “August 2011 Unsecured Notes Indenture”);
     (j) the Seventeenth Supplemental Indenture to the 2009 Notes Indenture, dated as of May 2, 2011;
     (k) the Tenth Supplemental Indenture to the May 2010 Unsecured Notes Indenture, dated as of May 2, 2011;
     (l) the Eighth Senior Secured Notes Supplemental Indenture to the October 2010 Secured Notes Indenture, dated as of May 2, 2011;
     (m) the Eighth Senior Notes Supplemental Indenture to the October 2010 Unsecured Notes Indenture, dated as of May 2, 2011;
     (n) the Fifth Senior Secured Notes Supplemental Indenture to the February 2011 Secured Notes Indenture, dated as of May 2, 2011;
     (o) the Fifth Senior Notes Supplemental Indenture to the February 2011 Unsecured Notes Indenture, dated as of May 2, 2011;
     (p) the First Senior Secured Notes Supplemental Indenture to the August 2011 Secured Notes Indenture, dated as of September 8, 2011;
     (q) the First Senior Notes Supplemental Indenture to the August 2011 Unsecured Notes Indenture, dated as of September 8, 2011;
     (r) the Twenty-Second Supplemental Indenture to the 2009 Notes Indenture, dated as of March 20, 2012;
     (s) the Sixteenth Supplemental Indenture to the May 2010 Unsecured Notes Indenture, dated as of March 20, 2012;
     (t) the Fifteenth Senior Secured Notes Supplemental Indenture to the October 2010 Secured Notes Indenture, dated as of March 20, 2012;
     (u) the Fifteenth Senior Notes Supplemental Indenture to the October 2010 Unsecured Notes Indenture, dated as of March 20, 2012;
     (v) the Thirteenth Senior Secured Notes Supplemental Indenture to the February 2011 Secured Notes Indenture, dated as of March 20, 2012;

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Dopaco, Inc.
Graham Packaging Holdings Company
Graham Recycling Company, L.P.
June 8, 2012

     (w) the Thirteenth Senior Notes Supplemental Indenture to the February 2011 Unsecured Notes Indenture, dated as of March 20, 2012;
     (x) the Fourth Senior Secured Notes Supplemental Indenture to the August 2011 Secured Notes Indenture, dated as of March 20, 2012;
     (y) the Fourth Senior Notes Supplemental Indenture to the August 2011 Unsecured Notes Indenture, dated as of March 20, 2012;
     (z) a copy of (i) a Subsistence Certificate issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, with respect to Dopaco, dated June 7, 2012 (the “Dopaco Subsistence Certificate”), (ii) the Company’s Amendment and Restatement of Articles of Incorporation and the Company’s Amended and Restated Bylaws (collectively, the “Dopaco Charter Documents”), and (iii) the Unanimous Written Consent of the Board of Directors to Action Without a Meeting dated May 2, 2011, and the Action of the Board of Directors Taken by Unanimous Written Consent dated July 20, 2011;
     (aa) a copy of (i) a Subsistence Certificate issued by the Secretary of the Commonwealth of Pennsylvania, with respect to the GPHC, dated as of June 7, 2012 (the “GPHC Subsistence Certificate”), (ii) the Certificate of Limited Partnership of GPHC certified by the Secretary of the Commonwealth of Pennsylvania on March 14, 2012 (the “GPHC Certificate of Limited Partnership”), and (iii) the Sixth Amended and Restated Agreement of Limited Partnership of GPHC (the “GPHC LPA”; and together with the GPHC Certificate of Limited Partnership, the “GPHC Charter Documents”); and
     (bb) a copy of (i) a Subsistence Certificate issued by the Secretary of the Commonwealth of Pennsylvania, with respect to the Recycling, dated as of June 7, 2012 (the “Recycling Subsistence Certificate”), (ii) the Certificate of Limited Partnership of Recycling certified by the Secretary of the Commonwealth of Pennsylvania on March 14, 2012 (the “Recycling Certificate of Limited Partnership”), and (iii) the Amended and Restated Agreement of Limited Partnership of Recycling (the “Recycling LPA”; and together with the Recycling Certificate of Limited Partnership, the “Recycling Charter Documents”).
The documents listed in (j) through (q) are referred to as the “Dopaco Supplemental Indentures” and the documents listed in (r) through (y) are referred to as the “Graham Supplemental Indentures” and, collectively with the Dopaco Supplemental Indentures, the “Supplemental Indentures”.
The opinions given in paragraph 1 and 6 below is based upon the Dopaco Subsistence Certificate, the GPHC Subsistence Certificate and the Recycling Subsistence Certificate.
We have reviewed such other documents and have made such examinations of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials, and, as to matters of fact material to our opinion also without independent verification, on representations made in the Indenture and certificates and other inquiries of officers of the Opinion Parties.

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Dopaco, Inc.
Graham Packaging Holdings Company
Graham Recycling Company, L.P.
June 8, 2012

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us.
Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:
1. Dopaco is a corporation that is validly subsisting under the laws of the Commonwealth of Pennsylvania.
2. Dopaco has the corporate power to enter into and perform its obligations under the Dopaco Supplemental Indentures.
3. The Dopaco Supplemental Indentures have been duly authorized, executed and delivered by the Company.
4. The execution and delivery by Dopaco of the Dopaco Supplemental Indentures, the consummation of the transactions contemplated thereby and compliance by Dopaco with its obligations under the Dopaco Supplemental Indentures, (a) will not contravene any provision of the Dopaco Charter Documents, and (b) does not violate any law of the Commonwealth of Pennsylvania that we have, in the exercise of customary professional diligence, recognized as applicable to Dopaco or to transactions of the type contemplated by the Dopaco Supplemental Indentures.
5. No consent, waiver, approval, authorization or order of any Pennsylvania court or governmental authority of the Commonwealth of Pennsylvania is required for the execution, delivery and performance by Dopaco of the Dopaco Supplemental Indentures, except (a) as have been obtained and are in full force and effect or (b) as may be required by applicable state securities or blue sky laws.
6. Each LP Opinion Party is a limited partnership presently subsisting under the laws of the Commonwealth of Pennsylvania.
7. Each LP Opinion Party has all necessary limited partnership power and authority, as the case may be, to enter into, deliver and perform its obligations under the Graham Supplemental Indentures and to incur and perform the obligations provided therein.
8. Each LP Opinion Party has taken all necessary limited partnership action, as the case may be, to authorize the execution, delivery and performance of the Graham Supplemental Indentures has been duly executed and delivered on behalf of such LP Opinion Party.
9. The execution and delivery by each LP Opinion Party of the Graham Supplemental Indentures, the consummation of the transactions contemplated thereby and compliance by each LP Opinion Party with its obligations under the Graham Supplemental Indentures, (a) will not contravene any provision of such LP Opinion Party’s Charter Documents, and (b) does not violate any law of the Commonwealth of

Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Dopaco, Inc.
Graham Packaging Holdings Company
Graham Recycling Company, L.P.
June 8, 2012

Pennsylvania that we have, in the exercise of customary professional diligence, recognized as applicable to each LP Opinion Party or to transactions of the type contemplated by the Graham Supplemental Indentures.
10. No consent, waiver, approval, authorization or order of any Pennsylvania court or governmental authority of the Commonwealth of Pennsylvania is required for the execution, delivery and performance by any LP Opinion Party of the Graham Supplemental Indentures, except (a) as have been obtained and are in full force and effect or (b) as may be required by applicable state securities or blue sky laws.
We express no opinion as to the law of any jurisdiction other than the Commonwealth of Pennsylvania.
We understand that you will rely as to matters of Pennsylvania law upon this opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of Pennsylvania law upon this opinion in connection with an opinion to be rendered by it relating to the Opinion Parties. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Pennsylvania law upon this opinion.
This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date of effectiveness of the Registration Statement.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.25 to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Ballard Spahr LLP